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                                                                    EXHIBIT 10.5

                                LICENSE AGREEMENT


         This License Agreement (the "Agreement") is effective on the 14th day of March, 2000 and is by and between THE JIM HENSON COMPANY, INC., a New York corporation having offices at 1416 North La Brea Avenue, Hollywood, California 90028 (hereinafter referred to as "HENSON"), and ODYSSEY HOLDINGS, LLC, a [Delaware] limited liability corporation having its principle offices at _________ ("ODYSSEY").

         WHEREAS, HENSON is the owner of certain rights in and to the trademark KERMIT, the trademark and character KERMIT THE FROG, and other marks and characters, throughout the world;

         WHEREAS, ODYSSEY owns and operates the Odyssey Channel, a high quality, family-oriented subscription television service for distribution over cable, satellite and other non-standard television systems in the United States (the "Service");

         WHEREAS, HENSON has previously granted a limited license to use portions of its programming library on the Service pursuant to an agreement dated as of November 13, 1998, as amended as of May 20, 2000 (the "Henson Program License");

         WHEREAS, HENSON's parent company, EM.TV & Merchandising AG ("EM.TV"), is granting ODYSSEY a limited license to use portions of its programming library pursuant to an agreement of even date herewith (the "EM.TV Program License");

         WHEREAS, ODYSSEY desires to license from HENSON the right to use the name THE KERMIT BLOCK and, in conjunction therewith, to license a likeness of the character KERMIT THE FROG, as the name and logo for a regular block of television programming delivered solely via the Service, to feature programming provided pursuant to the Henson Program License and other programming expressly approved by Henson hereunder, including certain programming provided pursuant to the EM.TV Program License;

         WHEREAS, ODYSSEY also desires to license from HENSON the right to transmit as part of such program block certain interstitial programming incorporating certain characters and related marks owned by HENSON; and

         WHEREAS, HENSON is willing to grant a license pursuant to the terms and conditions set forth below;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is acknowledged, and in consideration of the respective covenants and agreements of the parties herein contained, the parties agree as follows:


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1. DEFINITIONS.

         In this Agreement, the following terms shall have the meanings set forth below:

         a. "Licensed Kermit Marks" shall mean the trademark and/or service mark KERMIT and the likeness of the character KERMIT THE FROG depicted in Exhibit A hereto, as used solely as elements of the Approved Program Block Marks (as defined below).

         b. "Approved Program Block Name" shall mean the word mark THE KERMIT BLOCK or mutually-agreed upon variation using the KERMIT mark, as used solely as a trademark or service mark for the Program Block delivered via the Service subject to the terms of this Agreement, provided that neither party may unreasonably withhold its approval of any proposed name variation.

         c. "Approved Program Block Logo" shall mean the logo, and any variations thereof, created and approved in writing by HENSON pursuant to paragraph 3 of this Agreement, as used solely as a service mark for the Program Block delivered via the Service subject to the terms of this Agreement.

         d. "Approved Program Block Marks" shall mean the Approved Program Block Name and the Approved Program Block Logo.

         e. "Licensed Henson Characters" shall mean those characters, including all names and likenesses thereof and trademarks, service marks, rights under copyright and other rights therein, created and/or owned by HENSON, solely as incorporated into any Interstitial Programming produced pursuant to paragraph 5 hereof and defined therein.

         f. "Licensed Materials" shall mean the Approved Program Block Marks, Licensed Henson Characters, and Interstitial Programming.

         g. "Licensed Use" shall mean use by ODYSSEY of the Licensed Materials solely as expressly permitted pursuant to paragraph 4 or 5 of this Agreement (as applicable).

         h. "Prohibited Henson Materials" shall mean the names "Sesame Street," "Muppet(s)," "Jim Henson," "Henson," and all trademark and other rights therein; the Muppet characters (including, without limitation, any such characters appearing in the television program "Sesame Street") and likenesses thereof and all rights therein (except for Licensed Use of the Licensed Kermit Marks and Licensed Henson Characters); and any other trademarks, service marks, trade names, characters or other materials owned by or associated with HENSON the use of which is not specifically licensed to ODYSSEY herein.

         i. "Licensed Territory" shall mean the United States, its possessions and territories.

         j. The "Program Block" shall mean the regular (i.e., daily, weekly, etc.) block of programming to be identified pursuant to the terms hereof by the Approved Program Block Name, not to exceed six (6) hours per block, to be delivered via the Service, and to


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be comprised solely of Approved Programming and Interstitial Programming (as
defined below).

         k. "Approved Programming" shall mean programming expressly approved by HENSON for inclusion in the Program Block pursuant to paragraph 6 of this Agreement.

2. ACKNOWLEDGMENTS AND UNDERTAKINGS OF ODYSSEY.

         a. ODYSSEY acknowledges that KERMIT is a famous mark known throughout the world for many years, and that KERMIT THE FROG is a famous character known throughout the world for many years. ODYSSEY further acknowledges that the KERMIT and KERMIT THE FROG marks and character are widely acclaimed throughout the world, and have become extremely valuable symbols of the enormous good will associated with HENSON, HENSON's name, and HENSON's Muppet characters.

         b. ODYSSEY acknowledges HENSON's exclusive rights in the KERMIT and KERMIT THE FROG marks and character (as well as in the Licensed Henson Characters) in the Territory and throughout the world, and further acknowledges that such marks and characters are associated exclusively with HENSON in the Territory and throughout the world.

         c. ODYSSEY acknowledges that, in light of the great value of the KERMIT trademark and KERMIT THE FROG character, which have come to signify to the public and to the entertainment community family-oriented products and services of high quality originating with HENSON, HENSON would not enter into this Agreement if ODYSSEY were not a company that has produced or has broadcast high quality, wholesome, family-oriented programming and other goods and services and has become associated with goods and services of such quality throughout the world.

         d. Maintaining the image and reputation carefully cultivated and maintained by HENSON in the Licensed Kermit Marks and Licensed Henson Characters is a key condition of the continuation of the licenses granted herein throughout the term of this Agreement, and therefore ODYSSEY will be held to strict compliance with the approval and consent requirements and limitations on the manner of use permitted under this Agreement.

         e. ODYSSEY acknowledges that the high quality of the Program Block offered in connection with the Approved Program Block Marks, and the high quality of the Service and of all Licensed Use, are essential to maintaining the image and reputation carefully cultivated and maintained by HENSON in the Licensed Kermit Marks and Licensed Henson Characters. ODYSSEY undertakes and agrees to maintain a high quality of Licensed Use consistent with the aforementioned exceptionally well-known reputation of HENSON, and to maintain the Service as a high quality service emphasizing wholesome, family-oriented programming, and not to take any action which brings or is likely to bring the Licensed Materials, the Program Block, HENSON or the Service into disrepute.


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3. APPROVED PROGRAM BLOCK LOGO.

         a. Promptly after execution of this agreement, the parties hereto shall engage the services of a mutually agreed upon graphics production company which, working together with the parties hereto, shall create the so-called "Hero identification package," including, without limitation, a logo consisting substantially of the Approved Program Block Name, and a depiction of HENSON's KERMIT THE FROG character as shown on Exhibit A hereto, and a style guide containing a number of variations thereof, for use as the Approved Program Block Logo; provided that: (i) ODYSSEY must pay the fees charged by such graphics production company (provided it has approved the budget for such work in advance) for such work as well as for any pre-approved costs incurred by and fees payable in connection therewith to HENSON (including charges incurred in connection with the exercise by HENSON of its approval rights provided for herein, all such charges and fees to HENSON to be in accordance with HENSON's customary rates and charges for such work at that time); and (ii) the logo and all other elements of the Hero identification package must be approved in writing by HENSON prior to any use thereof, such approval not to be unreasonably withheld. If ODYSSEY elects, it may itself design the Approved Block Logo and style guide provided that:(i) it consults regularly with HENSON during the respective design phases of each; and (ii) all such materials remain subject to HENSON'S written approval as provided for herein.

         b. Notwithstanding anything to the contrary contained in this Agreement, ODYSSEY shall not use any variation of the Approved Program Block Logo not created in its entirety and approved in writing in accordance with the terms of paragraph 3(a) hereof.

         c. ODYSSEY shall not use the Approved Program Block Logo in any manner except as specifically provided in this Agreement or as otherwise specifically approved in writing in advance by HENSON.

4. GRANT OF LICENSE TO USE APPROVED PROGRAM BLOCK MARKS.

         a. HENSON hereby grants to ODYSSEY, and ODYSSEY hereby accepts, a royalty-free non-exclusive license to use the Approved Program Block Marks (including elements of the Licensed Kermit Marks, solely to the extent that such elements are incorporated into the Approved Program Block Marks), throughout the Licensed Territory, during the term of this Agreement, solely in connection with Approved Programming and solely in the manners identified herein, subject to the terms, conditions and restrictions contained in this Agreement. Notwithstanding anything to the contrary contained in the immediately preceding sentence, nothing in this paragraph shall be deemed to grant ODYSSEY any right to use any Licensed Kermit Marks except to the extent that elements thereof are incorporated into the Approved Program Block Marks or any right to use any such elements apart from Approved Program Block Marks which incorporate such elements.

         b. Without limiting any other conditions or restrictions on ODYSSEY's use of Approved Program Block Marks hereunder:


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                  (i) ODYSSEY shall not use the Approved Program Block Marks except as service marks identifying the Program Block delivered via the Service, and shall not use any Approved Program Block Marks in any manner or for any purpose not specifically provided for in paragraph 4(d) or 4(e) (as applicable) hereof;

                  (ii) ODYSSEY shall not exercise any rights it may have under paragraph 4(d) or 4(e) to transmit, display or otherwise disseminate any Approved Program Block Marks (or materials, including without limitation advertising materials, containing such marks) without HENSON's prior written approval (including specifically approval with respect to the size, placement, appearance and context of the Approved Program Block Marks as they will actually appear), not to be unreasonably withheld, prior to such use; provided that such approval shall be deemed granted with respect to a particular use if HENSON does not notify ODYSSEY, within 14 days of receipt of a written request for approval accompanied by an accurate reproduction of the material and description of the use to be approved, that HENSON disapproves of such use. Any use of the Approved Program Block Marks will be deemed approved by HENSON if the same materials or uses have been previously approved in writing.

                  (iii) ODYSSEY shall not use any Approved Program Block Marks unless ODYSSEY uses proper legal notices in connection therewith as specified in writing by HENSON, taking into account the nature of the use of the Approved Program Block Marks and applicable law.

         c. If ODYSSEY requests in writing that HENSON create, and HENSON in its sole discretion agrees to create, advertising or other materials which include Approved Program Block Marks (including, without limitation, voice-overs for use in radio or television advertisements) for uses permitted hereunder, HENSON shall provide such materials, provided that HENSON is remunerated by ODYSSEY in accordance with HENSON's customary rates and charges for such work which are disclosed to and agreed by ODYSSEY prior to commencement of such work.

         d. Subject to the other terms, conditions and restrictions contained in this Agreement, ODYSSEY may use the Approved Program Block Name solely in the following manners:

                  (i) written and/or spoken in announcements to (A) identify the Program Block during breaks in the Program Block and (B) to promote the Program Block during breaks in other programming transmitted on the Service, broadcast or transmitted solely within the Licensed Territory;

                  (ii) written and/or spoken in television advertisements broadcast or transmitted solely within the Licensed Territory, provided that all such advertisements must advertise only the Program Block (although the same may make reference to the Service as the service on which viewers may find the Program Block and may incidentally refer to other programming on the Service);


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                  (iii) spoken in radio advertisements broadcast or transmitted solely within the Licensed Territory, provided that all such advertisements must advertise only the Program Block (although the same may make reference to the Service as the service on which listeners may find the Program Block and may incidentally refer to other programming on the Service);

                  (iv) written in advertisements appearing in editions of printed magazines and newspapers distributed solely within the Licensed Territory, provided that all such advertisements must advertise only the Program Block (although the same may make reference to the Service as the service on which viewers may find the Program Block and may incidentally refer to other programs on the Service);

                  (v) written on billboards solely within the Licensed Territory, provided that all such billboards must promote only the Program Block (although the same may make reference to the Service as the service on which viewers may find the Program Block and may incidentally refer to other programs on the Service);

                  (vi) written in press releases to be published and distributed solely within the Licensed Territory concerning the Program Block (although the same may make reference to the Service as the service on which readers may find the Program Block and may incidentally refer to the Service):


         e. Subject to the other terms, conditions and restrictions contained in this Agreement, ODYSSEY may use the Approved Program Block Logo solely in the following manners:

                  (i) as a "bug" appearing in a corner of the television screen overlaid on the Program Block transmitted on the Service broadcast or transmitted solely within the Licensed Territory;

                  (ii) to (A) identify the Program Block during breaks in the Program Block, and (B) promote the Program Block during breaks in other programming transmitted on the Service, broadcast or transmitted solely within the Licensed Territory;

                  (iii) in television advertisements broadcast or transmitted solely within the Licensed Territory, provided that all such advertisements must advertise only the Program Block (although the same may make reference to the Service as the service on which viewers may find the Program Block and may incidentally refer to other programming on the Service);

                  (iv) in advertisements appearing in editions of printed magazines and newspapers distributed solely within the Licensed Territory, provided that all such advertisements must advertise only the Program Block (although the same may make reference to the Service as the service on which viewers may find the Program Block and may incidentally refer to other programs on the Service); and


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                  (v) on billboards solely within the Licensed Territory,
provided that all such billboards must promote only the Program Block (although the same may make reference to the Service as the service on which viewers may find the Program Block and may incidentally refer to other programs on the Service).

         f. Notwithstanding anything to the contrary contained in this Agreement, and without limiting any other conditions or restrictions with respect to ODYSSEY's use of Licensed Materials hereunder, nothing in this Agreement shall permit ODYSSEY, without the prior express written consent of HENSON

                  (i) to use the Approved Program Block Marks on any products or merchandise, including, without limitation, promotional products or merchandise;

                  (ii) to use the Approved Program Block Marks in any manner in which any such mark is itself altered or merged with any other marks or elements (including, without limitation, Licensed Henson Characters, any other marks owned by HENSON, or any marks or characters owned by EM.TV, ODYSSEY or any other party); or

                  (iii) to use the Approved Program Block Marks to otherwise promote any goods or services or in any other manner not expressly set forth in paragraphs 4(d) and (e) above.

         g. For the purpose of clarification, CROWN shall have no right to engage in or authorize the manufacture, sale or distribution of any products or merchandise (including without limitation, promotional merchandise) bearing the Approved Program Block Marks in the absence of a written approval signed in advance by an officer of HENSON. Notwithstanding anything to the contrary contained herein, HENSON will not engage in or authorize the manufacture, sale or distribution of any products or merchandise (including, without limitation, promotional merchandise) bearing any Approved Program Block Marks that were specially designed or created for the Program Block and incorporate protectable elements not previously owned or controlled by HENSON ("Specially Designed Marks") in the absence of a written approval signed in advance by an officer of CROWN, provided that nothing in this Agreement shall be deemed in any way to limit HENSON, during the term or at any time thereafter, from engaging in or authorizing the manufacture, sale or distribution of any products or merchandise bearing any intellectual property owned, controlled or separately developed by HENSON, including, without limitation, the name KERMIT and/or the likeness of HENSON'S character KERMIT THE FROG, even if same are elements of a Specially Designed Mark. Notwithstanding the foregoing, CROWN shall be entitled from time to time to submit to HENSON for its approval, which approval HENSON agrees shall not be unreasonably withheld, a reasonable number of items of promotional merchandise designed generally to promote the presence of the Block on the Service.


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5. GRANT OF LICENSE TO USE LICENSED HENSON CHARACTERS AND INTERSTITIAL
   PROGRAMMING.

         a. The parties hereto contemplate that during the term of this Agreement ODYSSEY may wish to transmit interstitial programming segments (e.g., "bumpers") containing Licensed Henson Characters, which segments shall last approximately two (2) minutes or less in duration, and shall be created and used solely for transmission on the Service (either during the Program Block or at other times specified by ODYSSEY) to promote the Program Block ("Interstitial Programming"). ODYSSEY may also utilize for Interstitial Programming any pre-existing interstitials previously created or approved by HENSON for the Kermit Channel. HENSON hereby grants to ODYSSEY, and ODYSSEY hereby accepts, a royalty-free license to use, solely for the purpose of promotion of the Program Block (and not of the Service generally), Interstitial Programming, and Licensed Henson Characters solely as and to the extent that they are included therein, throughout the Licensed Territory, during the term of this Agreement, solely in the manners identified in and subject to the terms, conditions and restrictions contained in this Agreement.

         b. Without limiting any other conditions or restrictions on ODYSSEY's use of Interstitial Programming (and Licensed Henson Characters included therein) hereunder:

                  (i) ODYSSEY shall not use Interstitial Programming (or Licensed Henson Characters included therein) in any manner or for any purpose not specifically provided for in this paragraph 5;

                  (ii) ODYSSEY shall not exercise its rights under this paragraph 5 to transmit Interstitial Programming on the Service or its right to include Licensed Henson Characters therein unless the Interstitial Programming has been approved by HENSON in writing (or such written approval has been previously obtained in the case of pre-existing Interstitials from the Kermit Channel), such approval not be unreasonably withheld; and

                  (iii) ODYSSEY shall not use any Interstitial Programming unless it uses proper legal notices in connection therewith (including, without limitation, in connection with the Licensed Henson Characters included therein) as submitted to and approved in writing by HENSON , such approval not to be unreasonably withheld taking into account the nature of the use of the Approved Program Block Marks and applicable law.

         c. Notwithstanding anything to the contrary contained herein, except to the extent included in Interstitial Programming (or, solely with respect to the KERMIT THE FROG character, included in the Approved Program Block Marks) as expressly permitted pursuant to specific provisions of this Agreement, nothing in this Agreement grants any right to ODYSSEY, without the prior express written consent of HENSON (subject to the last sentence of Paragraph 4(g) hereof), to use, depict or display any Licensed Henson Characters in any manner whatsoever, including, without limitation, on any products or merchandise (including, without limitation, any promotional materials, products or merchandise). ODYSSEY hereby acknowledges that nothing contained in this Agreement shall in any way restrict HENSON from using or authorizing third parties to use, both during the term of this

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Agreement and at all times thereafter, and throughout the world (including, without limitation, the Licensed Territory), the Licensed Henson Characters in any manner and to retain for itself any and all revenues derived therefrom.

         d. The parties hereto agree that:

                  (i) all Interstitial Programming which contains newly rendered performances, newly rendered character appearances (including animated or drawn versions of the characters)or newly rendered character voicings must be produced solely by HENSON, and HENSON agrees to produce such Interstitial Programming as reasonably requested in writing by ODYSSEY therefor, provided that ODYSSEY shall remunerate HENSON for HENSON's costs and shall pay fees for services rendered in connection with Interstitial Programming, such charges to be mutually agreed upon by ODYSSEY and HENSON in advance of the commencement of the work and in accordance with HENSON's customary rates and charges for such services at that time; and

                  (ii) subject to the provisions of paragraph 5(e) hereof, ODYSSEY may itself produce Interstitial Programming created from pre-existing materials produced and supplied by HENSON (e.g., "clips" from programming licensed by HENSON pursuant to the Henson Program License), provided that, notwithstanding anything to the contrary contained in this Agreement, ODYSSEY must obtain a Hired Worker Agreement from each person who is not a regular, full time employee of ODYSSEY who participates in the creation, development or production of each Interstitial Programming segment and/or script therefor pursuant to paragraph 11(c) of this Agreement before such person renders any services in connection with such segment.

         e. HENSON shall have artistic approvals and creative control over all Interstitial Programming. Without limiting the generality of the foregoing:

                  (i) a script for each Interstitial Programming segment must be submitted to and specifically approved in writing by HENSON prior to commencement of production of such segment, such approval not to be unreasonably withheld;

                  (ii) each person participating in the creation, development or production of each Interstitial Programming segment and/or script therefor must be specifically approved in writing by HENSON prior to commencement of production of and development of the script for such segment, such approval not be unreasonably withheld;

                  (iii) no Interstitial Programming segment may be transmitted on the Service unless and until HENSON has specifically approved in writing such segment in its final produced form, such approval not to be unreasonably withheld; and

                  (iv) no Interstitial Programming segment may be transmitted on the Service except in the form specifically approved in writing by HENSON prior to such transmission.


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         f. Without limiting the generality of the foregoing, ODYSSEY may not use any interstitial programming that was created prior to the effective date of this Agreement unless ODYSSEY has first obtained the express written consent of HENSON with respect to each such use. HENSON hereby approves of the use of interstitials which were created or previously approved by it in writing for the Kermit Channel.

         g. Notwithstanding anything to the contrary contained herein, each of the parties hereto agrees and expressly acknowledges that either party's withholding of any approval required pursuant to this paragraph 5 or any other provision of this Agreement will not be considered unreasonable unless it is done to frustrate the purposes of this Agreement. Without limiting the foregoing, the withholding of any such required approval will not be considered unreasonable if it is due to (i) bona fide creative considerations which the disapproving party can articulate or (ii) considerations with respect to copyright, trademark or other applicable law or a party's interest or rights pursuant to such law including, without limitation, its interest in avoiding the dilution or diminution of such rights (e.g., through combining any of its marks or properties with others).

6. APPROVED PROGRAMMING.

         Notwithstanding anything to the contrary contained herein, and without limiting any other conditions or restrictions on ODYSSEY's use of Licensed Materials hereunder:

         a. The Licensed Materials shall not be used by ODYSSEY hereunder except in connection with Approved Programming or Interstitial Programming;

         b. No programming may be included in the Program Block unless it has been expressly approved in writing in advance by HENSON as content appropriate for inclusion in the Program Block, such approval to be granted or withheld by HENSON at its sole discretion;

         c. All programming provided to ODYSSEY by HENSON pursuant to the Henson Program License is hereby approved by HENSON as content appropriate for inclusion in the Program Block;

         d. All programming which is currently available and is provided to ODYSSEY by EM.TV pursuant to the EM.TV Program License is hereby approved by HENSON as content appropriate for inclusion in the Program Block; and

         e. ODYSSEY must obtain HENSON's written approval prior to including in the Program Block any programming provided to ODYSSEY by EM.TV pursuant to the EM.TV Program License which is produced after the date hereof provided that, (A) HENSON's approval thereof shall not be unreasonably withheld, and (B) HENSON specifically represents that it will not withhold such approval if such programming is of like content, quality and suitability for the intended audience of the Program Block to that currently being made available to Odyssey by EM.TV pursuant to the EM.TV Program License. If HENSON disapproves any EM.TV program that EM.TV has made available for the Program


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Block, and replacement programming, approved by HENSON and acceptable to
ODYSSEY, is not made available by EM.TV in a timely fashion, ODYSSEY's obligations under the EM.TV Program License to purchase a minimum number of EM.TV supplied programs will be reduced accordingly.


7. PROHIBITED HENSON MATERIALS.

         ODYSSEY shall not use or purport to authorize the use of, and nothing in this Agreement shall be construed to authorize or permit the use by ODYSSEY or any third party of, any Prohibited Henson Materials in any manner.

8. LICENSE TERM.

         a. The licenses granted by HENSON in this Agreement shall commence on the date hereof and shall expire three (3) years from that date, unless terminated sooner pursuant to paragraph 18 hereof, or renewed by a written instrument signed by both parties.

         b. Upon expiration of the term of this Agreement, ODYSSEY's right to use the Licensed Materials shall forthwith cease, and ODYSSEY shall immediately cease all use thereof.

         c. Without limiting any other obligations of ODYSSEY that survive expiration hereunder, the indemnification obligations pursuant to paragraph 16 hereof shall survive termination of this Agreement.

9. REPRESENTATIONS AND WARRANTIES OF ODYSSEY.

         ODYSSEY represents and warrants that:

         a. ODYSSEY has the right, ability and authority to enter into this Agreement and to carry out the terms hereof;

         b. All Licensed Use will be in compliance with all applicable laws and regulations of any governmental or other governing entity or authority within the Licensed Territory;

         c. ODYSSEY has not entered into any assignments, licenses, franchise agreements, distribution agreements or any other agreements giving third parties any right to use the Licensed Materials (other than affiliation agreements in connection with transmission in the Licensed Territory of the Service) and the execution of this Agreement by ODYSSEY does not breach or conflict with any other agreement between ODYSSEY and any third party;


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         d. No Licensed Use will be advertised, distributed or provided in contravention of any applicable laws of any governmental or other governing entity or authority within the Licensed Territory;

         e. No Licensed Use will be advertised, distributed or provided in a manner that is not in good taste, would in any way distort or degrade the Licensed Materials or other property of HENSON, or bring same into public disrespect, contempt, scorn or ridicule, or may shock, insult or offend any community or public morals or decency or detract from the reputation of any of the Licensed Materials as associated with suitable family entertainment; and

         f. ODYSSEY shall maintain a high level of quality in connection with its Service, which shall be family-oriented.

10. REPRESENTATIONS AND WARRANTIES OF HENSON.

         HENSON represents and warrants that, to the best of its knowledge, it owns all rights licensed to ODYSSEY herein in the Licensed Materials and has the right, ability and authority to enter into this Agreement and to carry out the terms hereof. HENSON further represents and warrants that as of the date hereof it knows of no presently existing claims by third parties that would prevent Licensed Use of the Licensed Materials by ODYSSEY hereunder.

11. OWNERSHIP OF LICENSED MATERIALS.

         a. HENSON, and not ODYSSEY, shall own all right, title and interest in the Licensed Materials (including, without limitation, all rights under copyright relating to the Licensed Materials, and all other rights in any Licensed Materials including in marks newly created hereunder incorporating any Licensed Materials) both during the term of this Agreement and at all times thereafter, subject only to the specific licenses granted to ODYSSEY in this Agreement, and all use of Licensed Materials by ODYSSEY hereunder shall inure solely to the benefit of HENSON. Any right, title or interest in or relating to the Licensed Materials, or good will therein, which comes into existence during the term of the Agreement as a result of the exercise by ODYSSEY of any right granted to it hereunder, shall immediately and automatically vest in HENSON. ODYSSEY shall not at any time acquire or claim any right, title, or interest of any nature whatsoever in any Licensed Materials or any mark similar thereto (including, without limitation, any mark consisting in whole or in part of the name "Kermit" or the depiction of KERMIT THE FROG) by virtue of this Agreement or by virtue of ODYSSEY's use of the Licensed Materials hereunder.

         b. Notwithstanding the clear intention under paragraph 11(a) hereof that all intellectual property rights of any kind shall initially vest in HENSON, if any such rights at any time initially legally vest in ODYSSEY, then ODYSSEY hereby transfers to HENSON any rights, including copyright, trademark and all other intellectual property rights, in or relating to the Licensed Materials which it obtains during the term of this Agreement as a result of the exercise by ODYSSEY of any right granted to it hereunder.


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         c. ODYSSEY shall obtain, from any person who is not a full-time, regular employee of ODYSSEY and who, pursuant to the terms of this Agreement, participates in the creation of any materials which use or incorporate any Licensed Materials (a "Hired Worker"), a written agreement ("Hired Worker Agreement"), in a form approved in advance in writing by an officer of HENSON, signed by the Hired Worker, providing that (i) any such created materials ("Hired Worker Materials") shall be deemed a "work made for hire" within the meaning of Section 101 of the United States Copyright Act or any successor provision, the rights for which shall be owned exclusively by ODYSSEY, (ii) the Hired Worker thereby irrevocably transfers all right, title and interest he or she may have in such materials to ODYSSEY pursuant to Section 201(d) of the United States Copyright Act. Notwithstanding anything to the contrary contained herein, ODYSSEY shall not employ or use as a Hired Worker any person unless an agreement ensuring that all Hired Worker Materials, including all right, title and interest therein, shall be assigned in their entirety to HENSON, can be and has been obtained prior to rendering of any services in connection therewith by the Hired Worker. All rights, titles and interests acquired by ODYSSEY pursuant to this paragraph 11(c) are hereby automatically transferred in their entirety to HENSON, subject only to ODYSSEY's right to use Hired Worker Materials solely as specifically provided in this Agreement. Notwithstanding HENSON's ownership of the Hired Worker Materials or any other materials prepared by or for ODYSSEY under the terms of this Agreement which incorporate Licensed Materials, HENSON shall, prior to making any commercial use of such materials, re-imburse Odyssey for its reasonable, out-of-pocket costs incurred in connection with the creation of same.

12. VALIDITY AND REGISTRATION OF THE LICENSED MATERIALS.

         a. HENSON shall have the exclusive right to seek and obtain trademark, service mark, copyright, Internet domain name or other registrations for any or all of the Licensed Materials within the Licensed Territory and throughout the world, during the term of this Agreement or thereafter, at its sole discretion.

         b. ODYSSEY shall provide any documents, information or assistance reasonably requested by HENSON in connection with any efforts by HENSON to seek or obtain registrations for any Licensed Materials, and ODYSSEY shall not, during the term of the Agreement or thereafter, impede or challenge, directly or indirectly, the property rights of HENSON in the Licensed Materials, the validity of HENSON's rights in and to the Licensed Materials, or HENSON's efforts to register any or all of the Licensed Materials.

         c. ODYSSEY shall not apply to register as a trademark, service mark, domain name or copyrighted matter, in any jurisdiction, during the term of this Agreement or thereafter, any Licensed Materials or any mark or material similar to any Licensed Materials (including, without limitation, any mark that includes in whole or in part the name "Kermit" or the depiction of KERMIT THE FROG).

13. ENDORSEMENTS AND SPONSORSHIPS.

         ODYSSEY may not seek out or accept any over-all sponsors or endorsers of the Program Block, other than with respect to advertising to be transmitted on the Service, unless it obtains express prior written consent from HENSON, not to be unreasonably withheld. Notwithstanding anything to the contrary contained in the immediately preceding sentence, ODYSSEY may sell advertising time for transmission on the Service during the Program Block to third parties without HENSON's prior written consent, provided that, in connection therewith: (i) ODYSSEY shall not seek out or accept as an advertiser any publisher of pornographic or adult materials, or any manufacturer, seller or distributor of alcohol or tobacco products; and (ii) ODYSSEY shall use its best efforts to seek out as advertisers only high quality companies whose reputation and products are not inimical to the reputation or character of HENSON and its services, including its reputation as being family-oriented, and, if HENSON requests that ODYSSEY discontinue transmitting any advertisement(s) of any advertiser on the Program Block based upon a good faith belief that such transmission is inimical to HENSON's character and services then ODYSSEY shall consider and act upon such request in good faith.

14. REQUIRED TRADEMARK AND COPYRIGHT NOTICES.

         ODYSSEY agrees to use proper trademark and copyright notices as specified by HENSON in connection with ODYSSEY's use of the Licensed Materials. Specifically, whenever any Licensed Material is used by ODYSSEY, ODYSSEY will print thereon, of a sufficient size and/or duration to be readable by an ordinary viewer, the notices for all Licensed Materials as instructed by HENSON upon written request from ODYSSEY to HENSON. ODYSSEY shall not use any Licensed Materials unless ODYSSEY uses proper legal notices in connection therewith as designated by HENSON, taking into account the nature of the use of the Licensed Materials and applicable law.

15. LEGAL ACTIONS.

         a. ODYSSEY shall promptly notify HENSON in writing of any infringements, claims or actions by others ("Infringers") in derogation of the Licensed Materials (hereinafter "Infringements") of which it becomes aware. HENSON shall have the sole right to determine whether it shall take any action on account of such Infringements.

         b. In the event HENSON initiates any legal proceedings on account of any Infringements, ODYSSEY agrees to cooperate with and assist HENSON to the extent reasonably requested to protect any of the Licensed Materials or HENSON's claimed rights in marks or matter related thereto, including, but not limited to, being joined as a necessary or desirable party to such proceedings.

16. INDEMNIFICATION.

         a. ODYSSEY will at all times indemnify and hold HENSON and any related entity including without limitation its parent EM.TV, their officers, directors and employees and those with whom HENSON and/or a related entity has contractual arrangements with respect to the Licensed Materials, harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or related to the Licensed Use or any services or activities of ODYSSEY in connection with which the Licensed Materials are used, except to the extent the same is covered by paragraph 16(b) hereof.

         b. HENSON will at all times indemnify and hold ODYSSEY, its officers and employees and those with whom ODYSSEY has contractual arrangements with respect to the Licensed Materials, harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, attorneys' fees) arising out of or related to any breach by HENSON of any representation or warranty in this Agreement or with respect to any services it performs or materials it supplies for the creation of the Approved Program Block Logo, the Approved Program Block Marks and the Interstitial Programming or in connection with any actions which it directs ODYSSEY to take with respect to the foregoing.

17. INSURANCE.

         ODYSSEY shall purchase and keep in full force and effect, during the term of this Agreement and thereafter (as specified below), commercial general liability insurance covering all claims that could or may arise out of the operation of the Service or any other Licensed Use (including, without limitation, any permitted advertising and promotional activity in connection therewith). Such insurance shall have endorsements or coverage with combined single limits of not less than $3,000,000.00 and shall name HENSON as an additional insured thereunder for claims arising from the acts, errors or omissions of ODYSSEY. ODYSSEY shall provide HENSON with a certificate showing proof that such policy of insurance is in effect, and shall give HENSON twenty
(20) days prior written notice of any termination of such policy of insurance, or of any intention on the part of ODYSSEY not to pay the premium thereof. Such insurance policy shall stay in effect for as long as ODYSSEY uses any Licensed Materials. Failure to maintain insurance meeting the requirements set forth in this paragraph 17 shall result in the immediate termination of this Agreement.

18. TERMINATION.

         a. Notwithstanding anything to the contrary contained in any provision of this or any other agreement, HENSON shall be entitled to terminate this Agreement at its own discretion upon written notice (but without any prior notice) to ODYSSEY upon the happening of any of the following events:

                  (i) the appointment of a receiver or manager of all or substantially all of the assets of ODYSSEY or seizure of the principal assets of the ODYSSEY by a secured creditor, directly or through an agent, which appointment or seizure is not vacated or otherwise terminated within ninety (90) days of the date thereof;

                  (ii) the commencement of any proceedings under any insolvency law by or against ODYSSEY which are not discharged or dismissed within ninety
(90) days of the granting of an order of relief;

                  (iii) a transfer of ownership of ODYSSEY (a "Transfer"); for purposes hereof a "Transfer" shall include (A) a transfer (by any means, whether direct or indirect, voluntary or involuntary) of shares of stock or other ownership interest, whether direct or indirect, such that control of ODYSSEY is altered, (B) a transfer of or change in effective control of, (C) a transfer of all or substantially all of its assets, (D) its dissolution or (E) the cessation of its regular business activities.

                  (iv) if, at any time, ODYSSEY breaches any of the representations and warranties in paragraph 9 hereof; fails to obtain any prior written approval or consent as required for Licensed Use hereunder; makes any use of Licensed Materials that is not a Licensed Use; makes any use of any Prohibited Henson Materials; fails timely to obtain a Hired Worker Agreement and binding assignment as required pursuant to paragraph 11(c) hereof in connection with the creation or other preparation of any material creative element; or otherwise defaults or fails to fulfill any of its material obligations hereunder or to comply with the terms, conditions and restrictions herein;

                  (v) upon expiration or earlier termination of the Henson Program License or the EM.TV Program License or if, at any time, ODYSSEY is in material breach of such license agreements.

         b. If ODYSSEY ceases all use of the Licensed Materials, ODYSSEY must inform HENSON in writing within six (6) months after cessation. If ODYSSEY ceases its use of the Licensed Materials, with no intent to resume, either party shall be entitled to terminate this Agreement upon written notice to the other party;

         c. Notwithstanding anything to the contrary contained herein, any failure by ODYSSEY to maintain the insurance required under paragraph 17 hereof shall result in the immediate termination of this Agreement.

19. CONTINUING OBLIGATIONS ON TERMINATION.

         a. Upon termination of this Agreement ODYSSEY's right to use the Licensed Materials shall forthwith cease, and ODYSSEY shall immediately cease all use thereof.

         b. Without limiting any other obligations of ODYSSEY that survive termination hereunder, the indemnification obligations of both parties pursuant to paragraph 16 hereof shall survive termination of this Agreement.

20. IRREPARABLE HARM.

         ODYSSEY acknowledges and agrees that any use of the Licensed Materials other than as expressly authorized herein, and/or any use of the Prohibited Henson Materials by ODYSSEY, shall result in irreparable harm to HENSON which, without limitation to any other relief to which HENSON may be entitled, shall entitle HENSON to immediate urgent injunctive relief with respect to such use.

21. RESERVATION OF RIGHTS.

         HENSON expressly retains all rights not expressly licensed to ODYSSEY hereunder, including, without limitation, all rights in the Prohibited Henson Materials.

22. NOTICES.

         All notices, requests, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing (which shall include notice by telecopy or like transmission) and shall be deemed given when delivered personally against receipt, upon receipt of transmittal confirmation if sent by telecopy or like transmission, on the next business day when sent by overnight Federal Express, Express Mail or similar service guaranteeing next business day delivery, and on the fifth business day after mailed by certified first class mail, return receipt requested, to the parties at the following addresses (or to such other addresses as a party may have specified by notice given to the other party pursuant to this provision):

         a.       If to HENSON, to:
                  The Jim Henson Company, Inc.
                  1416 North La Brea Avenue
                  Hollywood, California  90028
                  Telecopy No.: 323-802-1849
                  Attention: General Counsel

                  With copy to:
                  Fross Zelnick Lehrman & Zissu, P.C.
                  866 United Nations Plaza
                  at First Avenue and 48th Street
                  New York, New York  10017
                  Telecopy No.: 212-813-5901
                  Attention: Carol F. Simkin, Esq.
                             Craig S. Mende, Esq.

         b.       If to ODYSSEY, to:
                  President
                  Odyssey
                  12700 Ventura Blvd., Suite 100
                  Studio City, CA 91604

                  With a copy to:

                  General Counsel
                  Crown Media Holdings, Inc.
                  6430 South Fiddlers Green Circle, Suite 500
                  Greenwood Village, CO 80111

23. SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefits of and be binding upon the parties hereto. However, it is expressly understood and agreed that ODYSSEY shall not have the right to sublicense or transfer the rights granted herein to any third party without the express written approval of HENSON, and that any such sublicense or transfer shall otherwise be null and void.

24. APPLICABLE LAW AND VENUE.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to its rules, principles or policies relating to conflicts of law. The parties hereto agree that any action, suit or proceeding based upon any matter, claim or controversy arising hereunder or relating hereto shall be brought solely in the courts of the County of New York in the State of New York or the United States federal courts sitting in the Southern District of New York. The parties hereto irrevocably waive any objection to the venue of the above-mentioned courts, including any claim that such action, suit or proceeding has been brought in an inconvenient forum.

25. NO WAIVER.

         No failure to enforce any obligation hereunder shall prejudice or be a waiver of any of the rights or terms of this Agreement.

26. PARTIES AS INDEPENDENT ENTITIES.

         It is agreed and understood that nothing in this Agreement shall be deemed to create, either express or implied, the power of either party to bind the other and nothing herein shall create a partnership or joint venture between the parties hereto. Neither party shall be bound by the actions of the other, shall be liable for the debts of the other, or shall have the right to share in the profits of the other, as a result of anything contained in this Agreement.

27. NO VARIATIONS.

         This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements, whether written or oral, between the parties hereto. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that it is intended to amend this Agreement. No party is relying on any warranties, representations, or inducements not set forth herein.

28. CONSTRUCTION OF DOCUMENTS.

         The parties hereto agree that each has had an opportunity to review this Agreement with counsel and to make any changes or modifications necessary prior to signing. Accordingly, the parties hereto waive any rule of construction that would require any term of the Agreement to be interpreted adversely to the drafting party. If the terms of any other agreement between the parties conflict with the terms herein with respect to use by ODYSSEY of the Licensed Materials or any other matter herein, the terms of this Agreement shall control.

29. ADDITIONAL DOCUMENTS.

         The parties hereto agree to execute any and all additional documents necessary to effectuate the terms of this Agreement.

30. HEADINGS.

         The captions of the paragraphs of this Agreement are inserted for convenience only and are not intended to constitute a part of, or affect the interpretation of, this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date and year first above written.

                                            THE JIM HENSON COMPANY, INC.


                                       By:   /s/ PETER SCHUBE
                                            ------------------------------------
                                            Name:   Peter Schube
                                            Title:  Exec. V.P.

                                            --------------------
                                            Date:   3/14/01



                                            ODYSSEY HOLDINGS, LLC


                                       By:    /s/ MARGARET A. LOESCH
                                            ------------------------------------
                                            Name:   Margaret A. Loesch
                                            Title:  President & CEO

                                            --------------------
                                            Date:   3/15/01